UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2024

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(Exact name of registrant as specified in its charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 954-9665

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2024, the Board of Directors (the “Board”) of two, a Cayman Islands exempted company (the “Company”), appointed Javier Saade as a Class I director, effective immediately. Mr. Saade qualifies as an independent director and his term of office will expire at the Company’s annual general meeting in 2025.

Mr. Javier Saade, age 52, has been a Venture Partner at Fenway Summer Ventures, a venture capital firm, since 2016, Founder and Managing Partner of Impact Master Holdings since 2019, and Operating Partner at Presidio Investors, a private equity firm, since 2023. He has been serving as Chairman of the Board of Directors of GP Funding, Inc., a private-equity backed financial services firm, since 2018. He served on the Board of Directors of SVF Investment Corp. (Nasdaq: SVFA) from January 2021 to March 2023 and on the Board of Directors of Porch Group (Nasdaq: PRCH) from December 2020 to March 2022. He also previously served on the Boards of Trustees of The Nature Conservancy, Pan American Development Foundation and Foundation for Puerto Rico and held seats on the Global Advisory Board of DocuSign, Inc. (Nasdaq: DOCU), Corporate Responsibility Board of Univision and Board of Advisors of Harvard’s Rock Center for Entrepreneurship. Previously, Mr. Saade was appointed by President Obama as Associate Administrator of the U.S. Small Business Administration and was its Chief of Investment and Innovation from 2013 to 2015. He also served on the Advisory Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission and on multiple White House councils working on economic policy. Prior to public service, he spent about 20 years in investing, operating and advisory roles at organizations that include McKinsey & Company, Booz Allen & Hamilton (NYSE: BAH), Bridgewater Associates, Abbott Laboratories (NYSE: ABT), GEM Group and Air America Media, a company he co-founded. He holds a B.S. in Industrial Management from Purdue University, an M.S. in Operations & Technology from the Illinois Institute of Technology and an M.B.A. from Harvard Business School, where he is currently an executive fellow. Mr. Saade is qualified to serve as a director of the Company due to his extensive operating, entrepreneurial, strategy and governance experience with public and private companies, capital allocation and principal investing.

There are no family relationships between Mr. Saade and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Saade that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, the Company and Mr. Saade entered into a joinder to a letter agreement and registration rights agreement, as well as an indemnification agreement, which are substantially similar to the letter agreement, registration rights agreement and indemnification agreements, respectively, entered into by the current officers and directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2024

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By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer